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                                                  EXHIBIT 23.15(d)


                          CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Post-Effective Amendment No. 1 to Form S-1 Registration Statement on Form S-3 of U.S. Office Products Company of our report dated 23 September 1996, relating to the financial statements of H&P Stationery Pty Ltd., which appear in this Current Report on Form 8-K dated 23 September 1996 of U.S. Office Products Company. We also consent to the reference to us under the caption "Experts" in the Registration Statement.

Yours sincerely,



Partner
Day Nielson
Chartered Accountants
Geelong, Australia

30 September 1996